UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 24, 2016
Date of Report
(Date of earliest event reported)
____________________
CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)
(650) 589-9445
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 24, 2016, Core-Mark Holding Company, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. Of the 23,156,234 shares of common stock outstanding and entitled to vote, 21,957,911 shares, or 94.8%, were represented at the meeting. During the meeting, the stockholders voted on the following matters:

Proposal 1 – Election of Directors
•Duly elected the following eight individuals to the Board of Directors to serve as directors until the 2017 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

	Votes For	Votes Against	Abstain	Broker Non-Votes (1)
Robert A. Allen	21,080,113	87,308	3,459	787,031
Stuart W. Booth	21,105,676	61,745	3,459	787,031
Gary F. Colter	21,096,750	70,671	3,459	787,031
Robert G. Gross	20,985,702	181,719	3,459	787,031
Thomas B. Perkins	21,103,333	64,088	3,459	787,031
Harvey L. Tepner	21,096,922	70,499	3,459	787,031
Randolph I. Thornton	21,096,801	70,620	3,459	787,031
J. Michael Walsh	21,101,975	65,446	3,459	787,031

Proposal 2 – Advisory Resolution to Approve Executive Compensation
•Duly approved, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in our Proxy Statement as filed with the Securities and Exchange Commission on April 7, 2016.

	Votes For	Votes Against	Abstain	Broker Non-Votes (1)
Advisory approval of executive compensation	21,114,471	51,723	4,686	787,031

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm
•Duly ratified Deloitte & Touche LLP to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.

	Votes For	Votes Against	Abstain	Broker Non-Votes (1)
Deloitte & Touche LLP	21,826,015	128,605	3,291	—

(1)
A non-vote occurs when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the applicable rules, they are not allowed to vote on those other matters without instructions from the beneficial owner of the shares. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting, but have no effect on the outcome of the vote for the election of directors.

Item 8.01    Other Events.

On May 26, 2016, the Company issued a press release announcing that its Board of Directors has approved a two-for-one stock split of the Company’s outstanding common stock to be effected through a stock dividend. The additional shares will be distributed on June 27, 2016 to stockholders of record at the close of business on June 9, 2016. Trading is expected to begin at the split-adjusted price on June 28, 2016. As a result of the stock split, the total number of shares of the Company's common stock outstanding will increase from approximately 23 million to approximately 46 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an exhibit to this report:

Number	Description
99.1	Press Release of Core-Mark Holding Company, Inc. dated May 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date: May 26, 2016	By:	/s/ Christopher M. Miller
	Name:	Christopher M. Miller
	Title:	Chief Financial Officer